Exhibit 10.19

COMPLEMENTARY AND AMENDMENT AGREEMENT

This Complementary and Amendment Agreement (“Amendment”) complements and amends the Global Access Agreement between Amadeus IT Group, S.A. (f/k/a Amadeus Global Travel Distribution. S.A.) and eBookers Limited (f/k/a eBookers Plc.) (“EBOOKERS”) dated January 1, 2004 (the “Agreement”) and is effective September 1, 2006 (the “Amendment Effective Date”).

1.                          Term. The Term of the Agreement is extended to December 31st, 2009.

2.                          Definitions section: The definition of “EBOOKERS Locations” is to be amended as follows:

“means Ebookers and the Ebookers full owned and operated offices identified on Exhibit 2 with the same Office ID and with Ebookers corporate code (EB3). New entities that are fully acquired by Ebookers or any company within the same group of companies as Ebookers i.e. ultimately owned by the parent company Travelport Inc. after the Effective Date may be added to this Agreement (i) immediately if such entities (or new sites established by EBOOKERS locations) are not AMADEUS System users, or (ii) if such entities are already connected to Amadeus then the conditions of the Agreement as amended by the Amendment may apply to such business upon the sooner of 31st December of the year the entity is acquired by EBOOKERS or 1 months notice from the date of acquisition or neither of these options at EBOOKERS sole decision.”

3.                          Exhibit 3 to Agreement. Exhibit 3 of the Agreement is deleted in it’s entirety except (i) for Sections I.C. (Qualifications to Segment Incentive), and Section I.D (Incentives on cruise bookings), and (ii) the addition of Sections 4, 5 and 6 below.

4.                          Exhibit 4 to Agreement. Exhibit 4 of the Agreement is deleted in its entirety.

5.                          Segment Incentive. In exchange for EBOOKERS Locations combined achieving the following targets (“Net Segment Target”) in the Years indicated, and otherwise subject to the terms and conditions herein, Amadeus will pay EBOOKERS an incentive of (***) per Net Segment generated in the applicable Year (“Segment Incentive”). The Net Segment Targets for the indicated Years are:

Contract Year	Net Segment Target
Year 1*	(***)
Year 2	(***)
Year 3	(***)
Total Target	(***)

*                 Year 1 for purposes of this Amendment includes the time period from September 1, 2006 through end of 2007. Year 2 and Year 3 are calendar years 2008 and

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PORTIONS OF THIS EXHIBIT MARKED BY AN (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2009, respectively. All references to “Year” in this Amendment will carry such definitions.

For example: In Year 2, EBOOKERS achieves (***) Net Segments. The Segment Incentive would be (***).

6.                          Payment of Segment Incentive/Incentive Reduction.

The Segment Incentive will be paid monthly. Since the amount of the actual Segment Incentive earned is based on a annual achievement level, and to account for seasonal fluctuations in EBOOKERS business, Amadeus will (a) divide the Net Segment Target by 12 to determine the monthly Net Segment goal (“Monthly Goal”) and (b) calculate actual Net Segment production in a given month based on a three month rolling average.

For example: In Year 1, the Monthly Goal is (***) Net Segments (i.e., (***)). To determine the amount of the Segment Incentive earned for April, Amadeus will calculate the actual Net Segment production for February, March and April combined and then divide by 3, the result of which will be considered the Net Segment production for April for purposes of determining whether the Monthly Goal for April was reached (the “Rolling Period Monthly Average”). If the Rolling Period Monthly Average meets or exceeds the Monthly Goal, then the full (***) incentive will be paid for April actual Net Segment production.

If the Rolling Period Monthly Average does not meet the Monthly Goal in any particular month, then the (***) incentive will be reduced by a percentage depending on the percentage difference between the Rolling Period Monthly Average and the Monthly Goal. The amount of the reduction will be as follows for Year 1:

Percentage difference between Rolling Period Monthly Average and Monthly Goal	Segment Incentive Reduction
0-10%	(***)
10%-20%	(***)
20%-30%	(***)
30% and more	(***)

The amount of the reduction for Year 2 and Year 3 is as follows:

Percentage difference between actual Net Segments achieved and the Annual Net Segment Target	Segment Incentive Reduction
0-10%	(***)
10%-20%	(***)
20%-30%	(***)
30%-40%	(***)
40% and more	(***)

If EBOOKERS achieves the Annual Net Segment Goal for the Year, Amadeus will pay the difference between the full incentive and the reduced incentive for all Net Segments receiving the reduced incentive during such Year.

7.                          Additional Bonus. Amadeus will automatically pay an additional bonus amount of (***) Euro within 30 days of receipt of invoice which may be provided upon signature of this Amendment. In the event the Annual Net Segment Target is not achieved in any Year (a “Shortfall”), then a pro-rata portion of this Bonus will be repaid. The amount of such repayment will be (***) per Net Segment short of the applicable Annual Net Segment Target. However, any Shortfalls in any Year may be made up by Net Segments that exceed any prior or subsequent Year’s actual net Segment production. If a repayment(s) has been made in prior Years due to a Shortfall as described in this paragraph, and the Shortfall is made up in a subsequent Year(s), then Amadeus will repay to EBOOKERS any such repayment made by EBOOKERS during any such prior shortfall Year(s) upon appropriate invoice without any further action required from EBOOKERS.

During Year 1 and Year 2, in the event there is a Shortfall and such Shortfall exceeds (***) of the respective Year 1 or Year 2 Annual Net Segment Target then the entire Additional Bonus will be repaid. Such Shortfall may be made up in subsequent Years, which in such case Amadeus would repay any repaid sums as described above.

8.                          Transaction Charges. The content of Exhibit 4 is deleted and replaced with the following.

“The following lists the prices for each indicated Transaction subject to EBOOKERS achieving (***) or above of the Annual Net Segment Target in the applicable Year of this Amendment:

Master Pricer	(***)
Master Pricer Calendar Standard	(***)
Value Pricer	(***)
Central System Transactions

No charge for up to (***) Central System Transactions per Net Segment produced during the applicable month by all EBOOKERS Locations combined; for each such Transaction in excess of this threshold the charge is: (***)

in the event EBOOKERS does not achieve (***) or above of the Annual Net Segment Target in any Year then the price per Transaction indicated in the above table for all such Transactions during the Year will be the higher of the pricing that existed before this Amendment or the above pricing.”

9.                          Product Fund. Amadeus will make available to EBOOKERS a soft-dollar fund in the amount of (***) per Net Segment produced per Month for Year 1, Year 2 and Year 3. This fund may be used to offset charges for office automation equipment (terminals and printers) and reasonable levels of training on such office automation equipment provided by Amadeus or an Amadeus ACO and no other purpose. This fund will not be paid in cash and unused portions will not roll over to subsequent Months. In the event EBOOKERS does not achieve the Total Target then the Product Fund will be (***) and Amadeus may invoice EBOOKERS (***) for each (***) utilized under this paragraph.

10.                    Austin Platform Integration. Austin Platform Integration. EBOOKERS agrees to implement the Amadeus API, and all related processes to implement fare search, availability, booking, ticketing, fulfillment, customer servicing, operations, and support into the global Travelport booking platform (project name “Austin”) in order to support those EBOOKERS wholly owned subsidiary companies in Europe which currently use Amadeus and which will be migrated on to the Austin platform. Amadeus will assign the reasonably required resources (project management and technical support) during the development, implementation and a post-implementation phase for this effort free of charge.

11.                    Travelbag Migration (***). EBOOKERS hereby irrevocably (***) any and all claims or demands arising out of or related to the (***) as defined in Section (***) of (***) to the Agreement. EBOOKERS will hold harmless and fully indemnify Amadeus and its affiliates for any and all claims brought by any EBOOKERS related entity seeking payment of the (***).

12.                    Segment Incentive Qualifications. A new section is added as follows:

“The Segment Incentive will not apply to bookings of Provider content where the Provider makes such content available in the System only upon conditions that (a) Amadeus booking distribution fee levels are, directly or indirectly, reduced; or (b) a charge applies, (the “Affected Content”). In any such event, Amadeus will notify EBOOKERS of the terms and conditions applicable to bookings of Affected Content at least 60 days in advance of such conditions going into effect (the “Notice Period”). Amadeus commits that any such commercial terms and conditions will be at least as favorable as those provided to any other online agency customer producing the same or less annual volumes of Net Segments as produced by EBOOKERS.

During the Notice Period, Amadeus will continue to pay the applicable incentives for Net Segments booked on such Affected Content. During such Notice Period, the Parties will discuss in good faith any such conditions upon EBOOKER’s request. EBOOKERS understands that Amadeus cannot guarantee the continued availability of such Affected Content in the Amadeus System and/or the same incentive terms after expiry of the Notice Period.

If the Affected Content (in the aggregate) accounts for more than (***) of EBOOKERS historical bookings based on a one year average (the 1 year prior to the Notice Period), and EBOOKERS can reasonably demonstrate that such Affected Content is publicly known to be available on another GDS at more favorable conditions as in the Amadeus System (e.g., not a special deal solely between Galileo and EBOOKERS) then the Net Segment thresholds identified herein will be reduced by the number of average annual Segments such Affected Content represents over such prior one year (the “Average Segments”).

The sole exception to this reduction in threshold will be with respect to the Additional Bonus. However, rather than pay any Additional Bonus shortfall EBOOKERS may instead extend the Term for an additional, reasonable time period sufficient to produce the shortfall Net Segments.

The thresholds will be increased to their original levels as of the Year in which the actual Net Segment volumes reach the original Net Segment Target for such Year as stated in Section 4 of this Amendment.

For clarification, Section 13.6(A)(b) of the Agreement which deals with material changes in Amadeus Provider net revenues is deleted and will be dealt with according to the above paragraph.

13.                    Confidentiality. Section 9 of the Agreement is made reciprocal to both Parties (i.e., any confidentiality protection provided to Amadeus is also provided to EBOOKERS for the same categories of confidential information provided in Section 9 of the Agreement). In addition to and without affecting any confidentiality obligations already stated in the Agreement, Amadeus acknowledges that the relevant details of any commercial negotiations between EBOOKERS and Amadeus (but, for clarification, not including Amadeus’ or its affiliates’ proprietary product information, business plans or strategies), and only for so long as EBOOKERS is fully owned (directly or indirectly) by an entity that owns and/or markets a competing computer reservation system (currently the Galileo system) (the “Competing Owner”), may be provided to certain management of the Competing Owner on a need to know basis for the sole purpose of assessing (i) whether to approve EBOOKERS entering into this Amendment or any future agreement between EBOOKERS and Amadeus; or (ii) the circumstances of any material dispute between EBOOKERS and Amadeus. Such certain management will not include persons who are responsible for the development or marketing of the competing computer reservation system unless such persons are unavoidably the same as those referenced in points (i) or (ii) of this paragraph. EBOOKERS shall ensure that all Competing Owner management, employees and/or related entities and management and employees thereof, required to receive any Amadeus confidential information as provided herein, are subject to appropriate confidentiality agreements prohibiting disclosure of Amadeus confidential information to any third parties or unauthorized use thereof. EBOOKERS agrees to be ultimately responsible for any unauthorized disclosures or use of Amadeus’ confidential information by such persons and/or entities contrary to such obligations.

14.                    Rules of Engagement Regarding Disclosing Existence of this Amendment. Amadeus will:

(a)                    not issue a press release or any similar announcement regarding the existence of this Amendment without the written permission of EBOOKERS which may be withheld in EBOOKERS’ absolute discretion.

(b)                   will use its best, good faith efforts to ensure that Amadeus Western Europe sales staff do not disclose the existence of the Amendment to any Galileo subscribers. This best effort obligation will be considered substantially complied with upon Amadeus sending a written communication to its Western Europe sales staff and senior management advising them of this obligation. Notwithstanding the foregoing, such sales staff may respond in the affirmative, without disclosing any terms and conditions herein, in the event a Galileo customer asks the Amadeus employee if EBOOKERS is under contract with and/or using the Amadeus System. In the event of any disclosure in violation of this paragraph, EBOOKERS’ sole remedy is that it may notify Amadeus in writing of such violation and Amadeus will take prompt action to investigate and address the matter with the applicable employee to help ensure that it does not reoccur. In the event it does reoccur with the same employee, then EBOOKERS may terminate this Agreement upon 30 days advance written notice.

(c)                    will use its best, good faith efforts to ensure that Amadeus’ Western Europe senior management do not disclose the existence of the Amendment to any third party (including the press) in any forum. This best effort obligation will be considered substantially complied with upon Amadeus sending a written communication to Amadeus’ senior management advising them of this obligation. Notwithstanding the foregoing, such senior management may respond in the affirmative, without disclosing any terms and conditions herein, in the event they are asked at any such event if EBOOKERS is under contract with Amadeus and/or is using the Amadeus System. In the event of any disclosure in violation of this paragraph, EBOOKERS’ sole remedy is that it may notify Amadeus in writing of such violation and Amadeus will take prompt action to investigate and address the matter with the applicable senior manager to help ensure that it does not reoccur. In the event it does reoccur, then EBOOKERS may terminate this Agreement upon 30 days advance written notice.

(d)                   will use its best, good faith efforts to ensure that EBOOKERS is not identified as an Amadeus customer in any print provided by Amadeus to a third party (e.g.,

marketing materials). This best effort obligation will be considered substantially complied with upon Amadeus sending a written communication to relevant Amadeus head office staff and the general managers of the ACOs of Western Europe advising them of this obligation. In the event of any disclosure in violation of this paragraph, EBOOKERS’ sole remedy is that it may notify Amadeus in writing of such violation and Amadeus will take prompt action to investigate and address the matter. In the event the matter is not adequately addressed, then EBOOKERS may terminate this Agreement upon 30 days advance written notice.

15.                    Section 5.3A. The following is inserted before the phrase “except as expressly provided under clause s.5.3A”:

“Subject to applicable law and...”

16.                    Section 5.5C. Section 5.5C of the Agreement is deleted. In exchange, EBOOKERS agrees to indemnify Amadeus and its affiliates for any claims, demands, damages and related legal fees and costs arising out of any claim that would have been avoided had the Web Site Disclaimer in Section 5.5C been provided on EBOOKERS Website.

17.                    Section 8.4. The last paragraph of Section 8.4 of the Agreement is deleted and replaced with: “To the extent that any member of the Amadeus Group or any EBOOKERS Location, has any other liability under this Agreement or in relation to this Agreement under any theory of liability including contract and tort, then the amount of any such liability will not exceed for either the (a) Amadeus Group or (b) all EBOOKERS Locations combined, respectively, sum of (***) per Year for any and all liability events during such Year.”

18.                    A new section (E) to Clause 8.4 B will be added as follows: “DAMAGE TO PHYSICAL PROPERTY OF THE AMADEUS GROUP OR AN EBOOKERS LOCATION”.

19.                    All other terms and conditions of the Agreement remain in full force and effect except solely as modified by the foregoing.

Amadeus IT Group, S.A		EBOOKERS LIMITED

By:	/s/ Gillian Gibson	By:	/s/ Mike Nelson

Name:	GILLIAN GIBSON	Name:	Mike Nelson

Title:	DIRECTOR	Title:	COO

Date:	23 Nov 2006	Date:	3/11/06

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